                                                                     EXHIBIT 3.2

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         RYDEX SPECIALIZED PRODUCTS LLC

         This Limited Liability Company Agreement (the "Agreement") of Rydex
Specialized Products LLC (the "Company") is entered into as of September 14,
2005 by PADCO Advisors II, Inc., a Maryland corporation ("PADCO II").

         WHEREAS, Tim Meyer (the "Forming Person"), caused the Company to be formed as a Delaware limited liability company pursuant to the Delaware Limited
Liability Company Act, as amended from time to time (the "Act"), by filing a
Certificate of Formation of the Company (the "Certificate of Formation") with the Delaware Secretary of State on September 14, 2005;

         WHEREAS, the Certificate of Formation provides that Forming Person's status as an authorized person terminated upon the filing of the Certificate of
Formation; and

         WHEREAS, upon the execution of this Agreement, PADCO II shall be designated as an authorized person within the meaning of the Act and is a member of the Company (the "Member") on the terms and conditions set forth below.

         NOW, THEREFORE, the Member agrees as follows:

1.   Name. The name of the limited liability company is Rydex Specialized
     Products LLC or such other name as may be selected by the Member from time to time that is acceptable to the appropriate recording officials of the
     State of Delaware.

2.   Certificates. The Forming Person executed, delivered and filed the
     Certificate of Formation with the Delaware Secretary of State. Upon the filing of the Certificate of Formation with the Delaware Secretary of
     State, his powers as an authorized person ceased and the Member is hereby designated as the authorized person within the meaning of the Act. Any
     Member or officer of the Company shall execute, deliver and file any certificates or documents (and any amendments and/or restatements thereof)
     as may be necessary for the Company to qualify to do business in such jurisdictions in which the Company may wish to conduct business.

3.   Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act.

4.   Powers. In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Company shall possess and may exercise all the powers and privileges granted by the Act, by any other law and by this Agreement, together with any powers incidental thereto, including, without limitation, such powers and privileges as are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

5.   Principal Business Office. The principal business office of the Company shall be located at 9601 Blackwell Road, Suite 500, Rockville, Maryland
     20850 or at such other place as the Members may select from time to time.

6.   Registered Office. The address of the registered office of the Company in the State of Delaware shall be Corporation Trust Center, 1209 Orange
     Street, Wilmington, New Castle County Delaware 19801 or such other address as the Members may select from time to time.

7.   Registered Agent. The name and address of the registered agent of the
     Company for service of process on the Company in the State of Delaware shall be The Corporation Trust Company which is located at Corporation
     Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware
     19801 or such other name and address as the Members may select from time to time.

8.   Members. The name and mailing address of the Member and the Member's percentage interest in the Company are set forth on Schedule A attached hereto. Schedule A shall be amended as necessary to reflect any changes in the membership or ownership of the Company.

9.   Term. The term of the Company commenced on the date of its formation under the Act and shall continue until terminated in accordance with the provisions of the Act or this Agreement.

10.  Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or officer of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or officer of the Company.

11.  Capital Contributions. The Member will contribute to the Company the amount of United States Dollars as set forth on Schedule A.

12.  Additional Contributions. No Member shall be required to make any additional capital contribution to the Company. However, any Member may make additional capital contributions to the Company with the written consent of the other Member(s).

13.  Allocation of Profits and Losses. The Company's profits and losses shall be allocated to the Members in accordance with their respective percentage interests in the Company.

14.  Distributions. Distributions shall be made to the Members at the times and in the aggregate amounts as may be determined by the Members, provided that, with respect to any fiscal year, the Company shall distribute, if available, to the Members an amount of cash reasonably estimated to be sufficient to enable the Members to pay taxes on their distributive share of Company income for such fiscal year. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.

15.  Board of Managers.

         (a.) Board of Managers. In accordance with Section 18-402 of the Act, the business and affairs of the Company shall be managed under the direction and control of the Board of Managers (which may also be referred to as the "Board of Directors"). The Board of Managers shall consist of a minimum of three (3) Managers (who may also be referred to as

     "Directors") who shall be elected by the Member. The Board of Managers initially shall consist of the following:

                                 Carl Verboncoeur
                                 Nick Bonos
                                 Michael Byrum

     who are each hereby elected by the Member. A Manager shall hold office until his or her removal or resignation. A Manager may be removed by the
     Member with or without cause. A Manager may voluntarily resign at any time by delivering written notice to the Member. A resignation is effective when such notice is delivered unless the notice specifies a later effective date.

         (b.) Authority and Powers. Subject to the other provisions of this
     Agreement, all powers of the Company shall be exercised by or under the authority of the Board of Managers. Decisions of the Board of Managers
     within its scope of authority shall be binding upon the Company and the
     Member. The Board of Managers may execute all documents, instruments, and agreements reasonably deemed by the Board of Managers to be necessary, appropriate, or needed for the performance of its duties and the exercise of its powers. Furthermore, the Board of Managers may retain attorneys, accountants, and other professionals in the course of the performance of the Managers' duties and exercise of their powers.

         (c.) Actions by Managing Board. Any actions of the Board of Managers shall be taken on the consent of a majority by number of the Managers obtained pursuant to this Section 15(c).

               (i.) Manner of Acting. The Managers' consent to any act or failure to act may be given orally or in writing. Any person alleging that the requisite consent was given has the burden of proving the validity of that consent, except in the case of a written consent unanimously signed by the Managers. Written records kept pursuant to
         Section 15(c)(iii) below of a meeting at which Managers voted on an issue shall be prima facie proof of such consent, if notice of the issue to be discussed at the meeting was duly given or waived pursuant to Section 15(c)(v) below. Such meetings may be conducted in person, by telephone, or both.

               (ii.) Action Without Meeting. Any action required or permitted by this Agreement or by applicable law to be taken at a meeting of the
         Board of Managers may be taken without a meeting. The action shall be evidenced by a written consent action describing the action taken and signed by a majority by number of the Managers. Such action will be effective when the Managers sign the consent, unless the consent specifies a different effective date.

               (iii.) Records. The Company shall keep written records of all actions taken by the Board of Managers, which records shall be kept and maintained by the Secretary of the Company, if there is one appointed, and otherwise by any manager selected by the Board of Managers.

               (iv.) Voting. Each Manager shall be entitled to one vote. Any
         Manager abstaining from voting on a given issue will be deemed to have voted in the same manner as the majority, if any, of the Managers not abstaining from voting on that issue.

               (v.) Notice. No issue shall be voted on by the Board of Managers unless reasonable notice of the meeting of the Board of Managers and the issue is given or such notice is waived by any Manager not receiving it. Notice shall be deemed to be reasonable if given to each
         Manager not less than twenty-four (24) hours prior to the meeting orally, telephonically or in writing, including in person or by telecopy. Any person alleging that the requisite notice was given or waived has the burden of proving the validity of the notice or waiver, except in the case of (1) a signed acknowledgment of receipt of notice or (2) a waiver of notice signed by the Managers not receiving the notice. Written records kept pursuant to Section 4.01(c)(ii) above of a meeting at which a Manager appeared shall be prima facie evidence that such Manager was duly notified of the meeting and the issues voted on at the meeting or that such Manager waived the requirement of such notice, unless the purpose for the appearance was to contest the validity of notice of such issues.

16.  Board of Managers Audit Committee.

         (a.) Selection. The Board of Managers will delegate audit-related functions and oversight to an Audit Committee which shall consist of a minimum of three (3) Managers. The Audit Committee initially shall consist of the following:

                                 Carl Verboncoeur
                                 Nick Bonos
                                 Michael Byrum

     who are hereby appointed to the Audit Committee by the Member. An Audit
     Committee member shall hold office until his or her removal or resignation.
     An Audit Committee member may be removed by the Member with or without cause. An Audit Committee member may voluntarily resign at any time by delivering written notice to the Member. A resignation is effective when such notice is delivered unless the notice specifies a later effective date.

         (b.) Qualifications. All members of the Audit Committee must be able to read and understand fundamental financial statements, including the
     Company's balance sheet, income statement and cash flow statement or will become able to do so within a reasonable period of time after appointment to the Audit Committee. Additionally, one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

         (c.) Functions. The Audit Committee shall be authorized (i) to recommend to the Board of Directors a firm of independent auditors to be employed by the Company; (ii) to

     consult with the independent auditors regarding the plan of audit; (iii) to review the independent auditor's report of audit and accompanying management letter; (iv) to consult periodically with the independent auditors regarding the adequacy of the internal accounting controls of the
     Company; and (v) to deliver recommendations to the Chief Executive Officer or to the Board of Directors concerning the Company's accounting and auditing policies and procedures.

17.  Officers. If necessary or convenient to carry out the business of the
     Company, the Board of Managers may appoint one or more individuals as Chief
     Executive Officer, Chief Financial Officer, president, secretary and treasurer of the Company, and may appoint one or more vice presidents and one or more assistant secretaries and assistant treasurers. Such appointees may hold more than one office and need not be Managers of the Company.
     Unless the Board of Managers decides otherwise, the appointment of an individual to an office shall constitute the delegation to that individual of the authority and duties that are normally associated with the holder of that office in a stock corporation organized under the General Corporation
     Law of the State of Delaware. Any appointment made pursuant to this Section
     18 may be revoked by the Board of Managers at any time.

18.  Chief Executive Officer. The Member hereby appoints Carl Verboncoeur as the initial Chief Executive Officer to personally supervise the day-to-day operations of the Company. The Chief Executive Officer shall be subject to the general supervision and control of the Board of Managers and shall carry out the policy decisions made by the Board of Managers. At the direction of the Board of Managers, the Chief Executive Officer shall have the full power to execute, for and on behalf of the Company, any and all documents and instruments which may be necessary to carry on the business of the Company. No person dealing with the Chief Executive Officer need inquire into the validity or propriety of any document or instrument executed in the name of the Company by the Chief Executive Officer, or as to the authority of the Chief Executive Officer in executing the same.

19.  Other Business. The Members may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such business ventures or the income or profits derived therefrom by virtue of this Agreement.

20.  Exculpation and Indemnification. No Member or officer shall be liable to the Company, or any other person or entity who has or had an interest in the Company, including the Forming Person (each, an "Indemnified Party"), for any loss, damage or claim incurred by the Company by reason of any act or omission performed or omitted by such Indemnified Party in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Party by this
     Agreement, except that an Indemnified Party shall be liable for any such loss, damage or claim incurred by the Company by reason of such Indemnified
     Party's fraud or willful misconduct. To the fullest extent permitted by applicable law, an Indemnified Party shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Indemnified
     Party by reason of any act or omission performed or omitted by such
     Indemnified Party in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Party by this Agreement, except that no Indemnified Party shall be entitled to be indemnified for any such loss, damage or claim incurred by such

     Indemnified Party by reason of such Indemnified Party's fraud or willful misconduct; provided, however, that any indemnity or advancement of expenses under this Section 20 shall be provided out of and to the extent of Company assets only, and no Member shall have personal liability on account thereof. The costs and expenses of any Indemnified Party reasonably incurred in defending any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the
     Indemnified Party to repay such amount if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified by the
     Company as authorized by this Section 20.

21.  Assignments. A Member may assign all or part of its percentage interest in the Company with the written consent of the Members. If a Member transfers all or part of its interest in the Company pursuant to this Section 21, the transferee shall be admitted as a Member of the Company with the written consent of the Members and upon its execution of an instrument, in form and substance satisfactory to the Members, transferring to the transferee all or part of the transferring Member's percentage interest in the Company and signifying the transferee's agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the transfer, and, immediately following such admission, the transferring Member shall cease to be a Member of the
     Company with respect to the percentage interest in the Company transferred.

22.  Resignation. A Member may resign from the Company with the written consent of the Members. If a Member is permitted to resign pursuant to this Section
     22 and there are no other Members, an additional Member shall be admitted to the Company, subject to Section 23. Such admission shall be deemed effective immediately prior to the resignation, and, immediately following such admission, the resigning Member shall cease to be a Member of the
     Company.

23.  Admission of Additional Members. Upon the written consent of the Members, one or more persons or entities may be admitted as a Member of the Company upon such terms and conditions, including, without limitation, the number of additional interests in the Company to be issued and the consideration therefor, as the Members shall determine. The new Member shall be admitted upon the execution of an instrument, in form and substance satisfactory to the Members, signifying its agreement to be bound by the terms and conditions of this Agreement.

24.  Dissolution.

         (a.) The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of the
     Members, (ii) if there is only one Member, the retirement, resignation or dissolution of such Member or the occurrence of any other event which terminates the continued membership of such Member in the Company, unless the business of the Company is continued in a manner permitted by the Act, or (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

         (b.) The bankruptcy of any Member will not cause such Member to cease to be a Member of the Company and, upon the occurrence of such an event, the business of the Company shall continue without dissolution.

         (c.) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the
     Company shall be distributed in the manner, and in the order of priority, as set forth in Section 18-804 of the Act.

25.  Miscellaneous.

         (a.) Notices. Any notice, demand or communication required or permitted to be given by any provision of this Agreement to the Members or to the
     Company shall be in writing and, except as otherwise set forth in this
     Agreement, shall be deemed to have been given when actually received. Any such notice, demand or communication may be given by mail, express courier service, telex or facsimile and shall be addressed to each Member at their respective address set forth on Schedule A or to the Company at its principal business office, as the case may be, or to such other address as a party may from time to time designate by notice to the other parties.

         (b.) Construction. When used in this Agreement, the masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the others where the context so requires, indicates or permits. As used in this Agreement, the term "Member" shall mean a person or entity who has been admitted as a member of the Company pursuant to this Agreement.

         (c.) Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or to limit the scope, extent or intent of, this Agreement or any provision hereof.

         (d.) Waivers. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party or parties granting such waiver, but any such waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         (e.) Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements in this Agreement shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

         (f.) Separability of Provisions. Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this
     Agreement which are valid, enforceable and legal.

         (g.) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement.

         (h.) Entire Agreement. This Agreement constitutes the entire agreement of the Members with respect to the subject matter hereof.

         (i.) Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles), with all rights and remedies under this Agreement being governed by said laws.

         (j.) Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Members.

                            [Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first set forth above.

                                            PADCO ADVISORS II, INC.

                                            By: /s/ Carl Verboncoeur
                                            Name: Carl Verboncoeur
                                            Title: CEO and Treasurer

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         RYDEX SPECIALIZED PRODUCTS LLC

                                   SCHEDULE A
                                   ----------

                                AGREED VALUE OF
                                ---------------
  MEMBER AND ADDRESS         CAPITAL CONTRIBUTION           PERCENTAGE INTEREST
  ------------------         --------------------           -------------------

PADCO Advisors II, Inc.            $100.00                          100%

                                       10